Exhibit 3.1
                           ---------------------------

                               PLACEMENT AGREEMENT
                           ---------------------------

                                                                 April ___, 1998

PACIFIC GROWTH EQUITIES 353 Sacramento Street, 16th Floor San Francisco, California 94111

Ladies and Gentlemen:

                  SECTION 1. Introductory. Sheridan Health Care, Inc., a Delaware corporation (the "Company"), hereby engages Pacific Growth Equities (the "Agent") upon the terms and conditions set forth herein, as the Company's agent in connection with the proposed offering to the entities identified on Exhibit A of the number of shares set forth opposite each such entity's name on Exhibit A (the "Placement Shares") of the Company's authorized but unissued common stock, $.01 par value ("Common Stock").

                  SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Agent that:

                           (a) A  registration  statement  on Form S-3 (File No.
[file no.]) as to [number of shares] shares of Common Stock of the Company has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission, and has been declared effective by the Commission. The [number of shares] shares of Common Stock to which this filing relates are sometimes referred to herein as the "Shares." The Company meets the necessary requirements for filing on Form S-3. The Company [has prepared and has filed an amendment to the registration statement prior to the effective date of the registration statement, and] may prepare and file amendments to the registration statement after the effective date of the registration statement, any and all such amendments [have been or] will be similarly prepared. There have been delivered to you two signed copies of the registration statement and any amendments thereto, together with two copies of each exhibit filed therewith. The Company will next file with the Commission a final prospectus in accordance with Rules 430A and/or 424(b) of the Rules and Regulations. As filed, the final prospectus, and any post-effective amendments to the registration statement shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond those contained in the latest Preliminary Prospectus (as hereinafter defined)) as the Company shall have previously advised you in writing would be included or made therein.

                  The term "Registration Statement" as used in this Agreement shall mean, collectively, the registration statement referred to in the preceding paragraph at the time such registration statement becomes effective and, in the event any post-effective amendments thereto become effective prior to the Closing Date (as hereinafter defined), shall also mean the registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statements at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean either (i) the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, (ii) if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

                           (b)  The   Commission   has  not   issued  any  order
preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became effective, and at all times subsequent thereto up to and including the Closing Date, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained or incorporated by reference, and will contain or incorporate by reference, all material statements and information required to be included therein by the Act and the Rules and Regulations and conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or incorporated by reference, or will include or incorporate by reference, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent, specifically for use in the preparation thereof.

                           (c) The Company does not own or control,  directly or
indirectly, any corporation, association or other entity other than the subsidiaries of the Company described in the Registration Statement or the materials incorporated by reference therein or set forth in Schedule 2(c) hereto. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware. The Company has full power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Prospectus or the materials incorporated by reference therein; except as disclosed in the Prospectus or the materials incorporated by reference therein, the Company now holds, and at the Closing Date will hold, all authorizations, licenses, permits, and certificates from Federal, State, and other regulatory authorities (collectively, "Permits") that are necessary for the conduct of its business (as such business is currently conducted), except where the failure to hold such Permit would not have a material adverse effect on the Company; the Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, the Company's qualification or power and authority to do business within such jurisdiction.

                           (d) The  Company  has  authorized  and  issued  share
capital as set forth in the Prospectus; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus, the materials incorporated by reference therein [and Schedule 2(d) attached hereto]. Except as disclosed in the Prospectus or the materials incorporated by reference therein and the financial statements of the Company, and related notes thereto included in or incorporated into the Prospectus, the Company does not have outstanding any options to purchase, preemptive rights or other rights to subscribe for or to purchase, or any obligations convertible into, any shares of its capital stock, or any contracts or commitments to issue or sell shares of its capital stock or any such options, rights or convertible securities or obligations. The description of the
Company's stock option, stock bonus and other stock schemes, plans or arrangements, and the options or other rights granted and exercised thereunder, incorporated by reference into the Prospectus accurately and fairly presents the information required to be shown with respect to such schemes, plans, arrangements, options and rights. The Common Stock is quoted on the Nasdaq National Market.

                           (e) The  Placement  Shares to be sold by the  Company
have been duly authorized and, when issued, delivered and paid for in the manner set forth in the Agreements with the purchasers thereof, will be validly issued and fully paid, and will conform in all material respects to the description thereof contained in the Prospectus or incorporated by reference therein. No preemptive rights or other subscription or purchase rights exist with respect to the issuance and sale of the Placement Shares by the Company. No stockholder of the Company has any right that has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in connection with the offering of the Placement Shares. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Placement Shares to be sold by the Company as contemplated herein.

                           (f) The  Company  has full  legal  right,  power  and
authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not (i) violate any provisions of the Certificate of Incorporation or other organizational documents of the Company, and (ii) except for any conflicts, defaults, breaches or violations that would not have a material adverse affect on the Company, will not conflict with, result in the breach or violation of, or constitute, either by themselves or upon notice or the passage of time or both, a default under (A) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, or (B) any statute or any authorization, judgment, decree, order, rule or regulation of any court, regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Placement Shares by the Company and the Agent on behalf of the Company and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

                           (g) Arthur Andersen,  which has expressed its opinion
with respect to the financial statements and schedules incorporated by reference into the Registration Statement and Prospectus, are an independent accounting firm as required by the Act and the Rules and Regulations.

                           (h) The  financial  statements  and  schedules of the
Company and the related notes thereto incorporated by reference into the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 2(g). No other financial statements or schedules are required to be included in the Registration Statement or incorporated by reference therein.

                           (i)  Except as  disclosed  in the  Prospectus  or the
materials incorporated by reference therein, and except as to defaults that individually or in the aggregate would not have a material, adverse affect on the Company, the Company is not in violation of, or in default under, any provision of its Certificate of Incorporation or other organizational documents, nor is it in breach of, or in default under, any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts that constitutes an event of default on the part of the Company as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

                           (j)  There  are  no  contracts  or  other   documents
required to be described in or incorporated by reference into the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or the Rules and Regulations that have not been described, incorporated by reference or filed as required. The descriptions of the contracts contained in the Prospectus or incorporated by reference therein are accurate and complete in all material respects; all such contacts, other than contracts the termination of which would not have a material adverse affect on the Company, are in full force and effect on the date hereof.

                           (k)  Except as  disclosed  in the  Prospectus  or the
materials incorporated by reference therein, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which might, individually or in the aggregate, prevent or materially adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or, to the best of the Company's knowledge, prospects of the Company; and no labor disturbance by the employees of the Company exists or is imminent that might be expected to have a material adverse affect on such condition, properties, business, results of operations or, to the best of Company's knowledge, prospects. The Company is not a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

                           (l)  Except  as  disclosed  in  the  Prospectus,  the
Company has good and marketable title to all the properties and assets reflected as owned in the Prospectus, including the financial statements thereto, and any such properties or assets are not subject to any liens, mortgages, pledges, charges or encumbrances of any kind except (i) those, if any, reflected in the Prospectus, or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property or assets by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted.

                           (m)   Since   the   respective   dates  as  of  which
information is given in the Registration Statement and Prospectus, and except as described in or contemplated by the Prospectus or the materials incorporated by reference therein: (i) the Company has not incurred any material liability or obligation, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction that is not in the ordinary course of business or that, in the Company's reasonable judgment, is likely to result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its issued share capital and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any material change in the share capital (other than upon the sale of the Placement Shares hereunder) or indebtedness of the Company (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or, to the best of the Company's knowledge, prospects of the Company.

                           (n)   Except   as   disclosed   in  or   specifically
contemplated by the Prospectus or the materials incorporated by reference therein, (i) to the best of the Company's knowledge, the Company has sufficient trademarks, trade names, patent rights, copyrights, licenses and other similar rights and proprietary knowledge (collectively, the "Intangibles"), approvals and governmental authorizations to conduct its businesses as now conducted; (ii) the Company has not received any written notice of infringement by it of Intangibles or trade secrets of others; and (iii) to the best of the Company's knowledge, there is no claim being made against the Company regarding the infringement of Intangibles or trade secrets that could have a material adverse affect on the condition (financial or otherwise), business, results of operations or, to the best of the Company's knowledge, prospects of the Company.

                           (o)  Except as  disclosed  in the  Prospectus  or the
materials incorporated by reference therein, the Company has not been advised, and has no reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it conducts business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or, to the best of the Company's knowledge, prospects of the Company.

                           (p) The  Company  has  filed all  necessary  federal,
state and other income and franchise tax returns and has paid all taxes shown as due on all such returns; and the Company has no knowledge of any tax deficiency that has been or might be asserted or threatened against the Company that could materially and adversely affect the business, operations or properties of the Company.

                           (q) The Company is not an "investment company" within
the meaning of the Investment Company Act of 1940, as amended.

                           (r) The  Company  has not  distributed  and  will not
distribute prior to the Closing Date any offering material in connection with the offering and sale of the Placement Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement and other materials the distribution of which is permitted under the Act.

                           (s)  Except as  described  in the  Prospectus  or the
materials incorporated by reference therein, the Company maintains insurance of the types and in amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                           (t) The  Company  has not at any time during the last
five years (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or
(ii) made any payment to any governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                           (u) The  Company  has not  taken  and will not  take,
directly or indirectly, any action designed or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Placement Shares.

                           (v) No  transfer  taxes  are  required  to be paid in
connection with the sale and delivery of the Placement Shares hereunder.

                           (w) The  Placement  Shares have been duly  authorized
for quotation on the Nasdaq National Market.

                  SECTION 3. Representations and Warranties of the Agent. The Agent represents and warrants to the Company that (A) it is duly registered as a broker/dealer pursuant to the Securities Exchange Act of 1934 and is a member in good standing of the NASD, and (B) it has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Placement Shares, or any other shares, other than the Preliminary Prospectus, the Registration Statement and other materials the distribution of which is permitted under the Act. The Company acknowledges and agrees that no information set forth in the Prospectus was furnished to the Company by and on behalf of the Agent for use in connection with the preparation of the Registration Statement and the Prospectus.

                  SECTION 4. Purchase, Sale and Delivery of the Placement Shares. The purchase price per share to be paid by the several purchasers to the Company shall be determined by separate agreement among the Company and the purchasers. The Company agrees to pay to the Agent at the Closing a commission equal to $[amount of commission].

                  Delivery of certificates for the Placement Shares shall be made as agreed by the purchasers and the Company.

                  SECTION 5. Covenants of the Company. The Company covenants and agrees that:

                           (a) If  the  Registration  Statement  has  become  or
becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of a Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file such Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing of (i) the receipt of any comments of the Commission, (ii) any request from the Commission for an amendment of or supplement to the Registration Statement (either before or after the Registration Statement becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, or (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus if you have not been furnished with a copy of such amendment or supplement a reasonable time prior to such filing or if you reasonably object to such amendment or supplement.

                           (b) The Company will prepare and file  promptly  with
the Commission any amendments or supplements to the Registration Statement or the Prospectus that in the reasonable opinion of counsel for the Company or counsel for the Agent may be necessary or advisable to enable the Agent to continue the placement of the Placement Shares on behalf of the Company and will use its best efforts to cause any such amendments or supplements to become effective as promptly as possible. To the extent required by law, the Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

                           (c) As soon as practicable, but no later than 45 days
after the end of the first quarter following the one-year anniversary of the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period consisting of the twelve (12) consecutive months immediately following the effective date of the Registration Statement, which statement will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                           (d) During such period as a prospectus is required by
law to be delivered in connection with sales by a dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as you may request, for the purposes contemplated by the Act.

                           (e) The  Company  shall  cooperate  with you and your
counsel in order to qualify or register the Placement Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, and shall comply with such laws and maintain such qualifications, registrations and exemptions so long as reasonably required for the distribution of the Placement Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not presently qualified. The Company shall advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Placement Shares for offering, sale or trading in any jurisdiction, or of the initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

                           (f) For a period of five (5) years  commencing on the
date hereof, the Company will furnish to you (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants;
(ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other reports filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Shares.

                           (g) The Company  shall apply the net  proceeds of the
sale of the Placement Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

                           You may,  in your sole  discretion,  waive in writing
the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

                  SECTION 6. Payment of Expenses. Except as set forth in Section 8, whether or not the transactions contemplated hereunder are consummated, you and the Company each agree to pay all of your own costs, fees and expenses incurred in connection with the performance of your respective obligations hereunder and in connection with the transactions contemplated hereby.

                  SECTION 7. Conditions of the Obligations of the Agent. The Company shall not complete the sale of any of the Placement Shares unless the representations and warranties on the part of the Company herein set forth are true as of the date of such sale and the consummation or settlement thereof (the "Closing Date") and:

                           (a) The  Registration  Statement  shall  have  become
effective by no later than 7:00 P.M. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Placement Shares, by no later than 10 P.M.), Washington, D.C. time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with.

                           (b)   Since   the   respective   dates  as  of  which
information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the authorized or issued share capital of the Company other than pursuant to the exercise of outstanding options disclosed in the Prospectus or the materials incorporated by reference therein or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Prospectus or the materials incorporated by reference therein, no material verbal or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company, (iv) no legal or governmental action, suit or proceeding affecting the Company that is material to the Company or that affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Placement Shares as contemplated hereby.

                           (c) There  shall have been  furnished  to you, on the
Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

                                     (i) An opinion of  Goodwin,  Procter & Hoar
lLP, counsel for the Company, addressed to you to the effect set forth on Appendix A hereto.

                                     (ii) A certificate of the Company  executed
by the Chief Executive Officer, the President and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that:

                                            (1)    The    representations    and
warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied by it on or prior to the Closing Date;

                                            (2) The  Commission  has not  issued
any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                                            (3) Each of the  respective  signers
of the certificate has carefully examined the Registration Statement and the Prospectus; in his or her opinion and to the best of his or her knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain or incorporate by reference all statements required to be stated therein regarding the Company and its subsidiaries; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes or incorporates by reference any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                            (4) Since the initial  date on which
the Registration Statement was filed, no agreement, written or oral, transaction or event has occurred that should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of the Preliminary Prospectus or the Prospectus which has not been disclosed in such a supplement or amendment;

                                            (5) Since the respective dates as of
which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus or the materials incorporated by reference therein, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or, to the best knowledge of the respective signing officers, prospects of the Company, and no legal or governmental action, suit or proceeding is pending or threatened against the Company that is material to the Company, whether or not arising from transactions in the ordinary course of business, or that may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company nor any of its subsidiaries has entered into any verbal or written agreement or other transaction that is not in the ordinary course of business or that could result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Date; and

                                            (6) Since the respective dates as of
which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company has not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                                     (iii) A letter addressed to you from Arthur
Andersen, independent accountants, dated the Closing Date, to the effect set forth on Appendix B hereto.

                  If any of the foregoing conditions is not satisfied, this Agreement at your election will terminate upon notification by you to the Company without liability on the part of the Agent or the Company except to the extent provided in Section 8 or 9 hereof.

                  SECTION 8. Reimbursement of Agent' Expenses. Notwithstanding any other provisions hereof, if, following the occurrence of any sale of Placement Shares to any purchaser the sale is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you in connection with the proposed sale of the Placement Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile charges, telegraph charges and telephone charges relating directly to the offering contemplated by the Registration Statement. Any such failure to consummate a sale of Placement Shares shall not create liability of any party to any other party, except that the provisions of Section 6, this Section 8 and Section 9 shall at all times continue to be effective and applicable.

                  SECTION 9.  Indemnification.

                           (a) The Company agrees to indemnify and hold harmless
the Agent, and each person, if any, who controls the Agent within the meaning of the Act, against any losses, claims, damages, liabilities or expenses (including amounts paid in settlement of any litigation, if such settlement is effected with the written consent of the Company), whether joint or several, to which the Agent or such controlling person may become subject under the Act, the Exchange Act or any other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of such documents a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Agent and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, liabilities, expenses or actions; provided, however, that the Agent and/or any controlling person of the Agent will not be reimbursed for amounts paid in settlement of any litigation unless the Company consented to such settlement in writing before it was effected; and provided further that the Company will not be liable in any such case to the extent that any such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any
amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof. In addition to its other obligations under this Section 9(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as described in this Section 9(a), it will reimburse each Agent on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Agent shall promptly (and in any event no later than thirty (30) days after the date such payments are finally held to be improper) return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any interim reimbursement payment that is required to be made by the Company hereunder and is not made by the Company within thirty (30) days of the Company's receipt of a request for reimbursement by the Agent shall bear interest at the Prime Rate from the date of such request until paid in full. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                           (b) The  Agent  will  severally  indemnify  and  hold
harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses (including in any amounts paid in settlement of any litigation, if such settlement is effected with the written consent of such Agent) to which the Company, of any such director, officer or controlling person may become subject, under the Act, the Exchange Act or any other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of such documents a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to
Section 3 hereof; and will reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, liabilities, expenses or actions. In addition to its other obligations under this Section 9(b), each Agent severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 9(b) which relates to information furnished to the Company pursuant to Section 3 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Agent's obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly (and in any event no later than thirty (30) days after such payment is finally held to be improper) return it to the Agent together with interest, compounded daily, determined on the basis of the Prime Rate. Any interim reimbursement payment which the Agent is required to make hereunder that is not made by the Agent within thirty (30) days of the Agent's receipt of a request for reimbursement by the Company (or the officer, director or controlling person, as the case may be), shall bear interest at the Prime Rate from the date of such request until paid in full. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

                  (c) Promptly after receipt by an indemnified  party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; provided that failure by the indemnified party to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party for contribution or otherwise than under this Section 9 or to the extent the indemnifying party is not prejudiced as a proximate result of such failure to notify. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably approved by the Agent in the case of paragraph (a), representing the indemnified parties which are parties to such action). Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel for the indemnified party shall be at the expense of the indemnifying party.

                           (d)  If the  indemnification  provided  for  in  this
Section 9 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Agent from the offering of the Placement Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Agent in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Agent shall be deemed to be in the same proportion, in the case of the Company, as the total price paid to the Company for the Placement Shares sold by them less the commissions to the Agent contemplated hereby (but before deducting expenses) bears to the total price paid to the Company by the purchasers before deducting such commissions, and in the case of the Agent as the commissions received by them bears to the total price paid to the Company by the purchasers before deducting such commissions. The relative fault of the Company and the Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or the Agent, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 9, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 9 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined solely by pro rata allocation (even if the Agent were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9, Agent shall not be required to contribute any amount in excess of the amount of the total commissions received by Agent in connection with the Placement Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agent's obligations to contribute pursuant to this Section 9 are several and not joint.

                           (e) It is agreed that any controversy  arising out of
the operation of the interim reimbursement arrangements set forth in Sections 9(a) and 9(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the NASD's Code of Arbitration Procedure. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. The scope of any such arbitration shall be limited to the operation of the interim reimbursement provisions contained in Sections 9(a) and 9(b) hereof and shall not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of this Section 9.

                  SECTION  10.  Termination.   Without  limiting  the  right  to
terminate this Agreement pursuant to any other provision hereof:

                           (a) The Company may terminate  this  Agreement at any
time prior to any sale of Placement Shares.

                           (b) This Agreement shall also terminate at 5:00 P.M.,
California time, on the fifteenth full business day following the date on which the Registration Statement shall have become effective if no sale of Placement Shares shall have occurred at or prior to such time. Any termination pursuant to this subsection (b) shall be without liability on the part of the Agent to the Company or on the part of the Company to the Agent except to the extent provided in Section 8 or Section 9 hereof.

                  SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and of its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of its or their partners, officers or directors, or any controlling person, as the case may be. The respective indemnities, representations and warranties of the Company and the Agent will survive delivery of and payment for the Placement Shares sold hereunder and any termination of this Agreement.

                  SECTION 12. Notices. All communications hereunder shall be in writing and, if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to you at Pacific Growth Equities, 353 Sacramento Street, San Francisco, California 94111, Attention: George J. Milstein; with a copy to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, Three Embarcadero Center, 7th Floor, San Francisco, California 94111, Attention:
Mark D. Whatley; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 4651 Sheridan Street, Suite 400, Hollywood, Florida 33021, Attention: Mitchell Eisenberg, M.D.; with a copy to Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts, 02109,
Attention: Kevin M. Dennis. The Company or you may change the address for receipt of communications hereunder by giving notice to the others.

                  SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the officers and directors and controlling persons referred to in Section 9, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Placement Shares as such merely by reason of such purchase.

                  SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make the Agreement valid and enforceable.

                  SECTION 15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

                  SECTION 16. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

                  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company and the Agent, all in accordance with its terms.

                                 Very truly yours,

                                 SHERIDAN HEALTH CARE, INC.


                                By:
                                    --------------------------------------------
                                    Mitchell Eisenberg, M.D.
                                    Chairman, President and Chief
                                        Executive Officer
The foregoing Placement Agreement is
hereby confirmed  and accepted by us
in San Francisco, California  as  of
the date first above written.

PACIFIC GROWTH EQUITIES, INC.


By:
     -----------------------------
     George J. Milstein
     Authorized Signatory


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                                    EXHIBIT A

                   SCHEDULE OF PURCHASERS OF PLACEMENT SHARES

                                   APPENDIX A

                 FORM OF OPINION OF GOODWIN, PROCTER & HOAR LLP,
                             COUNSEL TO THE COMPANY
                           PURSUANT TO SECTION 7(C)(I)

                                   APPENDIX B

                       FORM OF LETTER FROM ARTHUR ANDERSEN
                          PURSUANT TO SECTION 7(C)(III)



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